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Established 1923

ANCHIN, BLOCK & ANCHIN LLP
Accountants and Consultants

1375 Broadway
New York, New York 10018
(212) 840-3456
FAX (212) 840-7066








                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Statement of Additional Information constituting part of Lazard Retirement Series, Inc. Post-Effective Amendment No. 12 to Registration Statement on Form N-1A of our report dated February 4, 2004, relating to the financial statements and financial highlights of Lazard Retirement Series, Inc. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus.

We also consent to the reference to our firm under the captions "Independent Auditors" in the Prospectus and "Counsel and Independent Auditors" in the Statement of Additional Information.


                                                      Anchin, Block & Anchin LLP



April 28, 2004